Exhibit 1.1

COMPANY CONSTITUTION

ENGAGE:BDR LIMITED

(ACN 621160585)

Cary Stynes

Scottish House, Level 4 90 William Street

MELBOURNE VIC 3000

© 2017 New Line Lawyers

All rights reserved, No part of this work covered by copyright may be reproduced or copied in any form or any means (including scanning and photocopying) without the written permission on New Line Lawyers. This document was drafted for New Line Structures by New Line Lawyers.

CONSTITUTION

TABLE OF CONTENTS

Name	1
Public company	1
Liability of members	1
Legal capacity and powers	1

DEFINITIONS	1

MEMBERS	2
Membership of the company	2
Register of Members	2

COMPANY OFFICERS	2
Appointment, Removal and Remuneration	2
Number of directors	2
Company may appoint a director	2
Appointment of directors where company holds liquor licence	2
Other offices	2
Special rules for the appointment of directors	2
Directors may appoint other directors	2
Effectiveness of acts	2
Remuneration and expenses of directors	2
Vacation of office	3
Director may resign by giving written notice to company	3
Removal by members	3
Director to be informed	3
Director’s right to put case to members	3
Time of retirement	3
Director cannot be removed by other directors	3
Powers and Duties of Directors	3
Powers of directors	3
Subsidiary of holding company	4
Negotiable instruments	4
Agent under power of attorney	4
Duty to notify other directors of personal interest	4
Restrictions on voting and being present	5
Participation with approval of other directors	5
Director may consider or vote on resolution to deal with matter at general meeting	5
Effect of contravention by director	5
Committees	5
Delegation to committees	5
Alternate Directors	5
Managing Director	6
Associate Directors	6
Company Secretary	6

DIRECTORS’ MEETINGS	6
Resolutions and Declarations without Meetings	6
Circulating resolutions of company with more than one director	6
Resolutions and declarations of a sole director company	7
Directors’ Meetings	7
Calling directors’ meetings	7
Use of technology	7
Chairing directors’ meetings	7
Quorum at directors’ meetings	7
Passing of directors’ resolutions	7

MEETINGS OF MEMBERS	7
Resolutions Without Meetings	7
Circulating resolutions of company with more than one member	7
Resolutions of sole member company	7
Who May Call Meetings of Members?	7
Calling of meetings of members by director	7
Calling of general meeting by directors when requested by members	7
Failure of directors to call general meeting	8

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Calling of general meetings by members	8
How to Call Meetings of Members	8
Amount of notice of meetings	8
Calling meetings on shorter notice	8
Shorter notice not allowed for removing or appointing director	8
Shorter notice not allowed for removing auditor	8
Notice of meetings of members to directors and members	8
Auditor entitled to notice and other communications	8
Auditor’s right to be heard at general meetings	8
Contents of notice of meetings of members	8
Notice of adjourned meetings	9
Members’ Rights to put Resolutions etc at General Meetings	9
Members’ resolutions	9
Company giving notice of members’ resolutions	9
Members’ statements to be distributed	9
Holding Meetings of Members	10
Time and place for meetings of members	10
Technology	10
Quorum	10
Attendance of directors	10
Chairing meetings of members	10
Auditor’s right to be heard at general meetings	10
Adjourned meetings	10
Business at adjourned meetings	10
Proxies and Body Corporate Representatives	10
Who can appoint a proxy?	10
Each member may appoint a proxy	10
Rights of proxies	10
Effect of member’s presence on proxy’s authority	11
Company sending appointment forms or lists of proxies must send to all members	11
Appointing a proxy	11
Documents to be received by company before meeting	11
Documents received following adjournment of meeting	11
Receipt of documents	12
Validity of proxy vote	12
Proxy vote valid even if member dies, revokes appointment etc	12
Body corporate representative	12
Voting at Meetings of Members	12
How many votes a member has	12
Chair’s casting vote	12
Jointly held shares	12
Objections to right to vote	12
Votes need not all be cast in the same way	12
How voting is carried out	12
Matters on which a poll may be demanded	12
When a poll is effectively demanded	12
When and how polls must be taken	13

AGM	13
Company must hold AGM	13
Business of AGM	13
Questions and comments by members on company management at AGM	13
Questions by members of auditors at AGM	13

SHARES	13
Issuing Shares	13
Power to issue bonus, partly-paid, preference and redeemable preference shares	13
Terms of issue	13
Subscriber shares	13
“A” class shares	14
“B” class shares	14
“C” class shares	14
“D” class shares	14
“E”, “F”, “G”, “H” and “I” class shares	14
Redeemable preference shares	14
“J” class redeemable preference shares	15
“K” class redeemable preference share shares	15
Other preference shares	15

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Pre-emption for existing shareholders on issue of shares in company	15
Brokerage or commission	16
Converting Shares	16
Conversion of shares	16
Resolution to convert shares into larger or smaller number	16
Redemption of Redeemable Preference Shares	16
Redemption must be in accordance with terms of issue	16
Other requirements about redemption	16
Variation of Class Rights	16
Varying and cancelling class rights	16
Certain actions taken to vary rights etc	17
Company with one class of shares issuing new class of shares	17
Variation, cancellation or modification with unanimous support of class	17

PARTLY-PAID SHARES
Calls on Shares	17
Liability on partly-paid shares	17
Proof of debt in legal proceeding	18
Calls may be limited to when company is externally-administered	18
Forfeiture of Shares	18
COMPANY’S LIEN AND OTHER RIGHTS	18
Lien for taxes	19

CAPITALISATION OF PROFITS AND DIVIDENDS	19
Capitalisation of Profits	19
Dividends	19
Circumstances in which dividends may be paid	19
Other provisions about paying dividends	19
Interest on dividends	20

TITLE TO, AND TRANSFER OF, SHARES	20
Generally	20
Share certificates	20
Loss or destruction of certificate	20
Transfer of Shares	20
What is a “fair price”?	21
Transfers to spouses, children or grandchildren	21
Transmission of Shares	21
Transmission of shares on death where shares not held jointly	21
Transmission of shares on death where shares held jointly	21
Transmission of shares on bankruptcy	21
Transmission of shares on mental incapacity	21
Refusal etc to Register Transfers or Transmissions	22
Refusal to register transfer or transmission	22
Suspension of registration	22

TRANSACTIONS AFFECTING CAPITAL	22

EXECUTION OF DOCUMENTS	22
Execution of documents without a seal	22
Execution under seal	22
Signing company documents	22

FINANCIAL REPORT AND AUDIT	22
Obligation to keep financial records	22
Audit	22
Nomination of auditors	22
Annual financial reporting to members	22
Concise report	23
Deadline for reporting to members	23
Member’s choices for annual financial information	23

INTEREST RATES AND LOANS TO MEMBERS	23
Interest chargeable by company	23

OFFICERS’ INDEMNITIES AND INSURANCE	23
Indemnity	23

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Insurance	23
Other officers	24
Document containing indemnity or insurance	24

MINUTES	24

CONFIDENTIALITY	24

NOTICES	24
How notice is given	25
When notice given	25

INSPECTION OF RECORDS AND ACCOUNTS	25
Director access	25
Access by members	25
Company or directors may allow member to inspect books	25
Members’ access to minutes	25
Member’s copies of documents and resolutions	25
Members may obtain information about directors’ remuneration	25
DISSOLUTION AND WINDING UP	25

ADOPTION AND AMENDMENT OF CONSTITUTION	26
Adoption of Constitution	26
Amendment of Constitution	26
Date of effect of adoption, amendment or repeal of Constitution	26
Company must send copy of Constitution to member	26

TRANSITIONAL
Initial shareholders	26
Initial directors	26
Incorporation expenses	26

RESTRICTED SECURITIES	26

ASX LISTING RULES	27

UNMARKETABLE PARCELS	27

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CONSTITUTION

PUBLIC COMPANY LIMITED BY SHARES

1.	Name. The name of the company is the name appearing on the front page of this Constitution.

2.	Public company. The company is a public limited company.

3.	Liability of members. The liability of members of the company is limited.

4.	Legal capacity and powers. The company has the legal capacity and, subject to the provisions of the Corporations Act 2001, all the rights, powers and privileges of a natural person.

DEFINITIONS

5.	In this Constitution, unless there is something in the subject or context inconsistenttherewith:

“Act” means the Corporations Act 2001;

“ASX” means ASX Limited ACN 008 624 691;

“ASX Listing Rules” means the listing rules of the ASX and any other rules of the ASX which are applicable while the Company is admitted to the Official List of the ASX, each as amended or replaced from time to time, except to the extent of any express written waiver by the ASX;

“bonus share” means a share for whose issue no consideration is payable to the company;

“clause” means a clause of this Constitution;

“company secretary” means any person appointed to perform the duties of secretary of the company;

“Constitution” means this Constitution as amended or varied from time to time;

“directors” means the directors of the company or, where the company has only a sole director, that director;

“dividend” includes a bonus and interim dividend;

“domestic partner” of a member means a person with whom the member is living or has lived together as a couple on a genuine domestic basis even though they are not married to each other;

“financial year” means the financial year ended 30 June in any year, and this definition applies by default unless the directors have resolved to adopt a different financial year;

“general meeting” means a general meeting of the members and includes, where the context permits, a special, extraordinary or annual general meeting;

“insolvent under administration” means a person who:

(a)	under the Bankruptcy Act 1966 or the law of an external Territory, is a bankrupt in respect of a bankruptcy from which the person has not been discharged; or

(b)	under the law of an external Territory or the law of a foreign state, has the status of an undischarged bankrupt —

and includes:

(1)	a person any of whose property is subject to control under:

(i)	section 50 or Division 2 of Part X of the Bankruptcy Act 1966; or

(ii)	a corresponding provision of the law of an external Territory or the law of a foreign state; or

(2)	a person who has executed a personal insolvency agreement under:

(i)	Part X of the Bankruptcy Act 1966; or

(ii)	the corresponding provisions of the law of an external Territory or the law of a foreign country —

where the terms of the agreement have not been fully complied with;

“legal personal representative” includes executors and administrators of an estate, as well as trustees under the Bankruptcy Act 1966 and administrators and guardians under mental health or guardianship legislation of any other State or Territory or otherwise;

“liquidator” includes an administrator (including an administrator under a deed of arrangement), a receiver, an official manager and a receiver and manager;

“members” means the members of the company or, where the company has only a sole member, that member;

“month” means calendar month;

“paid” includes set aside or credited;

“personal representative” includes executors, administrators and testamentary trustees of estates; “preference share” means a share that gives its holder some right or preference not enjoyed by the holder of another type of share, and includes a redeemable preference share;

“redeemable preference share” is a preference share, the terms of issue for which provide that it is liable to be redeemed;

“Register of Members” includes the principal register and any branch register kept pursuant to the Act;

“registered office” means the registered office for the time being of the company;

“resolution” means a resolution other than a special resolution, except where the company has only a sole director or member, in which case it means a written record of the decision of the director or member;

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“seal” means the common seal of the company (if any);

“special resolution” means a resolution:

(a)	of which notice has been given; and

(b)	that has been passed by at least 75% of the votes cast by members entitled to vote on the resolution.

6.	The headings are inserted for convenience only and do not form part of this Constitution and do not affect its construction or interpretation.

7.	Unless the context or subject matter is inconsistent, words importing persons include corporations.

8.	Unless the contrary intention appears, an expression, has, in a provision of this Constitution that deals with a matter dealt with by a particular provision of the Act, the same meaning as in that provision of the Act.

MEMBERS

9.	Membership of the company. A person is a member if they:

(a)	are a member on its registration; or

(b)	agree to become a member after its registration and their name is entered on the Register of Members.

10.	Register of Members. The company must keep a Register of Members.

COMPANY OFFICERS

Appointment, Removal and Remuneration

11.	Number of directors. The company must have at least three directors (not counting alternate directors), of which two of whom must ordinarily reside in Australia.

12.	Subject to the preceding clause, the company may, subject to the Act, by resolution, increase or reduce the number of directors and may also determine in what rotation (if any) the increased or reduced number is to go out of office.

13.	Company may appoint a director. The company may appoint a person as a director by resolution passed in general meeting.

14.	The share qualification for directors may be fixed by the general meeting and, unless so fixed, no shareholding qualification is required.

15.	The director must consent in writing to holding the position of director.

16.	Appointment of directors where company holds liquor licence. If the company holds a liquor licence or BYO permit, then a person must not be appointed as, or otherwise become, a director without first obtaining the approval of the appropriate public officer or authority designated for that purpose by, or complying with any other requirements (if any) of, the liquor licensing legislation under with the company holds its liquor licence or permit.

17.	Other offices. A director may hold any other office or offices with the company (except that of auditor) in conjunction with the office of director or managing director and on such terms as to remuneration or otherwise as the directors or members may determine.

18.	Special rules for the appointment of directors. A resolution passed at a general meeting appointing or confirming the appointment of two or more directors is void unless:

(a)	the meeting has resolved that the appointments or confirmations may be voted on together; and

(b)	no votes were cast against the resolution.

19.	The preceding clause does not affect:

(a)	a resolution to appoint directors by an amendment to the company’s constitution (if any);or

(b)	a ballot or poll to elect two or more directors if the ballot or poll does not require members voting for one candidate to vote for another candidate.

20.	For the purposes of paragraph (b) of the preceding clause, a ballot or poll does not require a member to vote for a candidate merely because the member is required to express a preference among individual candidates in order to cast a valid vote.

21.	Directors may appoint other directors. The directors may appoint a person as a director in order to make up a quorum for a directors’ meeting even if the total number of directors is not enough to make up that quorum. If the company has a sole director, that director may appoint another director by recording the appointment and signing the record.

22.	If a person is appointed by the other directors as a director, the company must confirm the appointment by resolution at the company’s next AGM. If the appointment is not confirmed, the person ceases to be a director of the company at the end of the AGM.

23.	Effectiveness of acts. An act done by a director is effective even if their appointment, or the continuance of their appointment, is invalid because the company or director did not comply with this Constitution or any provision of the Act.

24.	The preceding clause does not affect the question whether an effective act by a director:

(a)	binds the company in its dealings with other people; or

(b)	makes the company liable to another person.

25.	Remuneration and expenses of directors. Subject to Chapter 2E of the Act (which deals with related party benefits), the directors are to be paid the remuneration that the company determines by resolution.

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That remuneration is deemed to accrue from day to day.

26.	The company may also pay the directors’ travelling and other expenses that they properlyincur:

(a)	in attending directors’ meetings or any meetings of committees of directors;

(b)	in attending any general meetings; and

(c)	in connection with the company’s business.

27.	Any director who serves on any committee or who devotes special attention to the business of the company, or who otherwise performs services which in the opinion of the directors are outside the scope of the ordinary duties of a director, may be paid such extra remuneration by way of salary, commission, participation in profits or partly in one way and partly in another as the directors determine.

28.	If the director is both the only director and the only shareholder, then the director is to be paid any remuneration for being a director that the company determines by resolution. The company may also pay the director’s travelling and other expenses properly incurred by the director in connection with the company’s business.

29.	Vacation of office. In addition to the circumstances in which the office of a director becomes vacant by virtue of the Act, the office of a director becomes vacant if the director:

(a)	dies;

(b)	is automatically disqualified from being a director by the Act;

(c)	becomes disqualified from being a director by reason of an order made under the Act;

(d)	becomes an insolvent under administration;

(e)	becomes of unsound mind or a person whose person or estate is liable to be dealt with in any way under the law relating to mental health;

(f)	is unable to carry out the functions of a director because of mental or physicalincapacity;

(g)	is absent without the consent of the directors from meetings of the directors held during a period of six months;

(h)	is directly or indirectly interested in any contract or proposed contract with the company and fails to disclose the nature of their interest as required by clause 48;

(i)	resigns the office by notice in writing to the company.

30.	Director may resign by giving written notice to company. A director may resign as a director by giving a written notice of resignation to the company at its registered office.

31.	Removal by members. The company:

(a)	may by resolution remove a director from office; and

(b)	may by resolution appoint another person as a director instead.

32.	Notice of the intention to move such a resolution must be given to the company at least two months before the meeting is to be held.

33.	However, if the company calls the meeting after the notice of intention is given, the meeting may pass the resolution even though the meeting is held less than two months after the notice of intention is given. Signpost: short notice of the meeting cannot be given for this resolution: see clause 147(a).

34.	If the director was appointed to represent the interests of particular shareholders (for example, under a shareholders’ agreement or where the company is an incorporated joint venture) or debenture holders, the resolution to remove the director does not take effect until a replacement to represent their interests has been appointed.

35.	Director to be informed. The company must give the director a copy of the notice as soon as practicable after it is received.

36.	Director’s right to put case to members. The director is entitled to put their case to members by:

(a)	giving the company a written statement for circulation to members (see the next two clauses);and

(b)	speaking to the motion at the meeting (whether or not the director is a member of the company).

37.	The written statement is to be circulated by the company to members by:

(a)	sending a copy to everyone to whom notice of the meeting is sent if there is time to do so; or

(b)	if there is not time to comply with paragraph (a), having the statement distributed to members attending the meeting and read out at the meeting before the resolution is voted on.

38.	The director’s statement does not have to be circulated to members if it is more than 1,000 words long or defamatory.

39.	Time of retirement. If a person is appointed to replace a director removed under clause 31, the time at which:

(a)	the replacement director; or

(b)	any other director —

is to retire is to be worked out as if the replacement director had become director on the day on which the replaced director was last appointed a director.

40.	Director cannot be removed by other directors. To remove any doubt, it is declared that a resolution, request or notice of any or all of the directors is void to the extent that it purports to:

(a)	remove a director from office; or

(b)	require a director to vacate their office.

Powers and Duties of Directors

41.	Powers of directors. The business of the company is to be managed by or under the direction of the directors. The directors may exercise all the powers of the company except any powers that the Act or this Constitution requires the company to exercise in general meeting.

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42.	If the company has a sole director, then the business of the company is to be managed by or under the direction of the director. The director may exercise all the powers of the company except any powers that the Act or this Constitution requires the company to exercise in general meeting.

43.	Subsidiary of holding company. If the company is a wholly-owned subsidiary of a holding company, then the directors are authorised to act in the best interests of the holding company.

44.	Negotiable instruments. If the company:

(a)	has two or more directors, any two directors;

(b)	has only a sole director, that director —

may sign, draw, accept, endorse or otherwise execute a negotiable instrument.

45.	The directors (or, if the company has a sole director, that director) may determine that a negotiable instrument may be signed, drawn, accepted, endorsed or otherwise executed in a different way.

46.	Agent under power of attorney. The directors may, by power of attorney, appoint any person or persons to be the attorney or attorneys of the company for such purposes, with such powers, authorities and discretions (being powers, authorities and discretions vested in or exercisable by the directors), for such period and subject to such conditions as they think fit.

47.	Any such power of attorney may contain such provisions for the protection and convenience of persons dealing with the attorney as the directors think appropriate and may also authorise the attorney to delegate all or any of the powers, authorities and discretions vested in him orher.

48.	Duty to notify other directors of personal interest. A director who has a material personal interest in a matter that relates to the affairs of the company must give the other directors notice of the interest. This clause does not apply to if the company has a sole director.

49.	The notice required by the preceding clause must:

(a)	give details of:

(1)	the nature and extent of the interest;

(2)	the relation of the interest to the affairs of the company; and

(b)	be given at a directors’ meeting as soon as practicable after the director becomes aware of their interest in the matter.

The details must be recorded in the minutes of the meeting.

50.	The director does not need to give notice of an interest if:

(a)	the interest:

(1)	arises because the director is a member and is held in common with the other members;

(2)	arises in relation to the director’s remuneration as a director;

(3)	relates to a contract the company is proposing to enter into that is subject to approval by the members and will not impose any obligation on the company if it is not approved by the members;

(4)	arises merely because the director is a guarantor or has given an indemnity or security for all or part of a loan (or proposed loan) to the company;

(5)	arises merely because the director has a right of subrogation in relation to a guarantee or indemnity referred to in paragraph (4);

(6)	relates to a contract that insures, or would insure, the director against liabilities the director incurs as an officer of the company (but only if the contract does not make the company or a related body corporate the insurer);

(7)	relates to any payment by the company or a related body corporate in respect of an indemnity permitted under section 199A of the Act or clause 406 or any contract relating to such an indemnity; or

(8)	is in a contract, or proposed contract, with, or for the benefit of, or on behalf of, a related body corporate and arises merely because the director is a director of the related body corporate; or

(b)	the other directors are aware of the nature and extent of the interest and its relation to the affairs of the company; or

(c)	all the following conditions are satisfied:

(1)	the director has already given notice of the nature and extent of the interest and its relation to the affairs of the company under clause 48;

(2)	if a person who was not a director at the time when the notice under clause 48 was given is appointed as a director, the notice is given to that person;

(3)	the nature or extent of the interest has not materially increased above that disclosed in the notice; or

(d)	the director has given a standing notice of the nature and extent of the interest under clause 51 and the notice is still effective in relation to the interest.

The notice may be given to the person referred to in clause 50(c)(2) by someone other than the director to whose interests it relates (for example, by the company secretary).

51.	A director who has an interest in a matter may give the other directors a standing notice of the nature and extent of the interest in the matter in accordance with the next clause.

52.	The notice under the preceding clause must:

(1)	give details of the nature and extent of the interest; and

(2)	be given:

(a)	at a directors’ meeting (either orally or in writing); or

(b)	to the other directors individually in writing.

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53.	The standing notice is given under clause 52(2)(b) when it has been given to every director.

54.	The notice may be given at any time and whether or not the matter relates to the affairs of the company at the time the notice is given.

55.	The standing notice may be given to the other directors before the interest becomes a material personal interest.

56.	If the standing notice is given to the other directors individually in writing, it must be tabled at the next directors’ meeting after it is given.

57.	The director must ensure that the nature and extent of the interest disclosed in the standing notice is recorded in the minutes of the meeting at which the standing notice is given or tabled.

58.	The standing notice:

(a)	takes effect as soon as it is given; and

(b)	ceases to have effect if a person who was not a director at the time when the notice was given is appointed as a director.

59.	A standing notice that ceases to have effect under clause 58(b) commences to have effect again if it is given to the person referred to in that paragraph.

60.	The notice may be given to the person referred to in clause 58(b) by someone other than the director to whose interests it relates (for example, by the secretary).

61.	The standing notice ceases to have effect in relation to a particular interest if the nature or extent of the interest materially increases above that disclosed in the notice.

62.	A contravention of clauses 48 to 60 by a director does not affect the validity of any act, transaction, agreement, instrument, resolution or other thing.

63.	Restrictions on voting and being present. A director who has a material personal interest in a matter that is being considered at a directors’ meeting must not:

(a)	be present while the matter is being considered at the meeting; or

(b)	vote on the matter.

64.	The preceding clause does not apply if:

(a)	either of the two following clauses allows the director to be present; or

(b)	the interest does not need to be disclosed under this Constitution or section 191 of the Act.

65.	Participation with approval of other directors. The director may be present and vote if directors who do not have a material personal interest in the matter have passed a resolution that:

(a)	identifies the director, the nature and extent of the director’s interest in the matter and its relation to the affairs of the company; and

(b)	states that those directors are satisfied that the interest should not disqualify the director from voting or being present.

66.	Director may consider or vote on resolution to deal with matter at general meeting. If there are not enough directors to form a quorum for a directors’ meeting because of clause 63, one or more of the directors (including those who have a material personal interest in that matter) may call a general meeting and the general meeting may pass a resolution to deal with the matter.

67.	Effect of contravention by director. A contravention by a director of:

(a)	clauses 63 to 66; or

(b)	a condition attached to a declaration or order made by ASIC under section 196 — does not affect the validity of any resolution.

Committees

68.	Delegation to committees. The directors may delegate any of their powers to a committee of directors.

69.	A committee must exercise the powers delegated to it in accordance with any directions of the directors.

70.	The effect of the committee exercising a power in this way is the same as if the directors exercisedit.

71.	The delegation must be recorded in the minute book.

72.	The members of such a committee may elect one of their number as chair of their meetings.

73.	Where such a meeting is held and:

(a)	a chair has not been elected as provided by the preceding clause; or

(b)	the chair is not present within 10 minutes after the time appointed for the holding of the meeting or is unwilling to act —

the members present shall elect one of their number to be chair of the meeting.

74.	A committee may meet and adjourn as it thinks proper.

75.	Questions arising at a meeting of a committee shall be determined by a majority of votes of the members present and voting.

76.	In the case of an equality of votes, the chair, in addition to his or her deliberative vote (if any), has a casting vote.

Alternate Directors

77.	Alternate directors. With the other directors’ approval, a director may appoint an alternate to exercise some or all of the director’s powers for a specified period.

78.	If the appointing director requests the company to give the alternate notice of directors’ meetings, the company must do so.

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79.	When an alternate exercises the director’s powers, the exercise of the power is just as effective as if the powers were exercised by the director.

80.	The appointing director may terminate the alternate’s appointment at anytime.

81.	An appointment or its termination must be in writing. A copy must be given to the company.

82.	An alternate director is not required to have any share qualification.

83.	The company shall not pay an alternate director remuneration but may pay him or her the expenses provided by this Constitution.

84.	The appointment must be in writing. A copy must be given to the company. It may be in the following form:

(Name of Company)

I, [name], a director of [name of company], under the power contained in the Constitution of the company, nominate and appoint [name] of [address] to act as alternate director in my place to exercise and discharge all my duties as a director of the company at such times or on such occasions as I may be absent from general/board meetings.

Dated: [date]               Signed: [signature]

 Managing Director

85.	The directors may appoint one or more of themselves to the office of managing director for the period, and on the terms (including as to remuneration), as the directors see fit.

86.	A director so appointed is, unless the contract between him or her and the company otherwise provides, subject to the same provisions as to resignation and removal as the other directors.

87.	The directors may confer on a managing director any of the powers that the directors can exercise.

88.	Any powers so conferred may be concurrent with, or be to the exclusion of, the powers of the directors.

89.	The directors may revoke or vary:

(a)	an appointment; or

(b)	any of the powers conferred on the managing director.

90.	A person ceases to be managing director upon ceasing to be a director.

91.	A director so appointed shall not, while holding that office, be subject to retirement by rotation or be taken into account in determining the rotation of retirement of directors, but his appointment automatically terminates if he ceases from any cause to be a director.

Associate Directors

92.	The directors may from time to time appoint any person to be an associate director and may from time to time terminate any such appointment.

93.	The directors may from time to time determine the powers, duties and remuneration of any person so appointed.

94.	A person so appointed is not required to hold any shares to qualify him or her for appointment but, except by the invitation and with the consent of the directors, does not have any right to attend or vote at any meeting of directors.

Company Secretary

95.	The company must have at least one company secretary who must ordinarily reside in Australia.

96.	The person listed with the consent as company secretary in the application for registration of the company becomes the company secretary on its registration.

97.	The company secretary is appointed by the directors.

98.	The company secretary must consent in writing to holding the position of company secretary.

99.	The company secretary holds office on the terms and conditions (including as to remuneration) that the directors determine.

100.	The company secretary may resign by giving written notice of the resignation to the company.

101.	The company secretary may be removed by the directors.

102.	Assistant company secretaries may also be appointed and removed.

103.	The same person may be both a director and the company secretary or assistant company secretary.

DIRECTORS’ MEETINGS

Resolutions and Declarations without Meetings

104.	Circulating resolutions of company with more than one director. The directors may pass a resolution without a directors’ meeting being held if all the directors entitled to vote on the resolution sign a document containing a statement that they are in favour of the resolution set out in the document.

105.	Separate copies of a document may be used for signing by the directors if the wording of the resolution and statement is identical in each copy.

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106.	The resolution is passed when the last director signs.

107.	Passage of such a resolution must be recorded in the minutes.

108.	Resolutions and declarations of a sole director company. If the company has a sole director, that director may pass a resolution by recording it and signing the record.

109.	If the company has a sole director, that director may make a declaration by recording it and signing the record. Recording and signing the declaration satisfies any requirement in the Act that the declaration be made at a directors’ meeting.

110.	Passage of such a resolution or declaration must be recorded in the minutes.

Directors’ Meetings

111.	Calling directors’ meetings. A directors’ meeting may be called by a director giving reasonable notice individually to every other director.

112.	A director who has appointed an alternate director may ask for the notice to be sent to the alternate director.

113.	Use of technology. A directors’ meeting may be called or held using any technology consented to by all the directors. The consent may be a standing one. A director may only withdraw their consent within a reasonable period before the meeting.

114.	Chairing directors’ meetings. The directors may elect a director to chair their meetings. The directors may determine the period for which the director is to be the chair.

115.	The directors must elect a director present to chair a meeting, or part of it, if:

(a)	a director has not already been elected to chair the meeting; or

(b)	a previously elected chair is not available or declines to act, for the meeting or the part of the meeting.

116.	Quorum at directors’ meetings. Subject to clauses 63 to 66, and unless the directors determine otherwise, the quorum for a directors’ meeting is such number as is determined by the directors and, unless so determined, is two, and the quorum must be present at all times during the meeting.

117.	An alternate director shall be counted in a quorum if present as an alternate.

118.	Passing of directors’ resolutions. A resolution of the directors must be passed by a majority of the votes cast by directors entitled to vote on the resolution.

119.	The chair has a casting vote if necessary in addition to any vote they have in their capacity as a director.

MEETINGS OF MEMBERS

Resolutions Without Meetings

120.	Circulating resolutions of company with more than one member. The company may pass a resolution without a general meeting being held if all the members entitled to vote on the resolution sign a document containing a statement that they are in favour of the resolution set out in the document. If a share is held jointly, each of the joint members must sign. This clause only applies to resolutions of the members that the Act and this Constitution requires or permits to be passed at a general meeting. It does not apply to a resolution to remove an auditor.

121.	Separate copies of a document may be used for signing by members if the wording of the resolution and statement is identical in each copy.

122.	A body corporate representative may sign a circulating resolution.

123.	The resolution is passed when the last member signs.

124.	Passage of the resolution must be recorded in the minutes.

125.	The company that passes a resolution without holding a meeting satisfies any requirement to give members information or a document relating to the resolution, by giving members that information or document with the document to be signed.

126.	The passage of the resolution satisfies any requirement in this Constitution that the resolution be passed at a general meeting.

127.	Resolutions of sole member company. If the company has a sole member, the company may pass a resolution by the member recording it and signing the record.

128.	A body corporate representative may sign such are solution.

129.	Passage of the resolution must be recorded in the minutes.

130.	The passage of the resolution satisfies any requirement in this Constitution that the resolution be passed at a general meeting.

Who May Call Meetings of Members?

131.	Calling of meetings of members by director. A director may call a meeting of the members.

132.	Calling of general meeting by directors when requested by members. The directors must call and arrange to hold a general meeting on the request of members with at least 5% of the votes that may be cast at the general meeting.

133.	The request must:

(a)	be in writing;

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(b)	state any resolution to be proposed at the meeting;

(c)	be signed by the members making the request; and

(d)	be given to the company.

134.	Separate copies of a document setting out the request may be used for signing by members if the wording of the request is identical in each copy.

135.	The percentage of votes that members have is to be worked out as at the midnight before the request is given to the company.

136.	The directors must call the meeting within 21 days after the request is given to the company. The meeting is to be held not later than two months after the request is given to the company.

137.	Failure of directors to call general meeting. Members with more than 50% of the votes of all of the members who make a request under clause 132 may call and arrange to hold a general meeting if the directors do not do so within 21 days after the request is given to the company.

138.	The meeting must be called in the same way, so far as is possible, in which general meetings may be called. The meeting must be held not later than 3 months after the request is given to the company.

139.	To call the meeting the members requesting the meeting may ask the company for a copy of the register of members. The company must give the members the copy of the register without charge.

140.	The company must pay the reasonable expenses the members incurred because the directors failed to call and arrange to hold the meeting.

141.	The company may recover the amount of the expenses from the directors. However, a director is not liable for the amount if they prove that they took all reasonable steps to cause the directors to comply with clause 132. The directors who are liable are jointly and individually liable for the amount. If a director who is liable for the amount does not reimburse the company, the company must deduct the amount from any sum payable as fees to, or remuneration of, the director.

142.	Calling of general meetings by members. Members with at least 5% of the votes that may be cast at a general meeting may call, and arrange to hold, a general meeting. The members calling the meeting must pay the expenses of calling and holding the meeting.

143.	The meeting must be called in the same way, so far as is possible, in which general meetings may be called.

144.	The percentage of votes that members have is to be worked out as at the midnight before the meeting is called.

How to Call Meetings of Members

145.	Amount of notice of meetings. Subject to the next clause, at least 21 days notice must be given of a meeting of the members.

146.	Calling meetings on shorter notice. The company may call on shorternotice:

(a)	an AGM, if all the members entitled to attend and vote at the AGM agree beforehand; and

(b)	any other general meeting, if members with at least 95% of the votes that may be cast at the meeting agree beforehand.

147.	Shorter notice not allowed for removing or appointing director. At least 21 days notice must be given of a meeting of the members at which a resolution will be moved to:

(a)	remove a director under clause 31; or

(b)	appoint a director in place of a director removed under that clause.

148.	Shorter notice not allowed for removing auditor. At least 21 days notice must be given of a meeting at which a resolution will be moved to remove an auditor.

149.	A company cannot call an AGM or other general meeting on shorter notice if it is a meeting of the kind referred to in the two preceding clauses.

150.	Notice of meetings of members to directors and members. Written notice of a meeting of the members must be given individually to each member entitled to vote at the meeting and to each director.

151.	Auditor entitled to notice and other communications. The company must give its auditor:

(a)	notice of a general meeting in the same way that a member is entitled to receive notice; and

(b)	any other communications relating to the general meeting that a member is entitled to receive.

152.	Auditor’s right to be heard at general meetings. A company’s auditor is entitled to attend any general meeting of the company.

153.	The auditor is entitled to be heard at the meeting on any part of the business of the meeting that concerns the auditor in their capacity as auditor.

154.	The auditor is entitled to be heard even if:

(a)	the auditor retires at the meeting; or

(b)	the meeting passes a resolution to remove the auditor from office.

155.	The auditor may authorise a person in writing as their representative for the purpose of attending and speaking at any general meeting.

156.	An auditor may appoint a representative to attend the meeting.

157.	Contents of notice of meetings of members. A notice of a meeting of the members must:

(a)	set out the place, date and time for the meeting (and, if the meeting is to be held in two or more places, the technology that will be used to facilitate this);

(b)	state the general nature of the meeting’s business;

(c)	if a special resolution is to be proposed at the meeting, set out an intention to propose the special resolution and state the resolution; and

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(d)	if a member is entitled to appoint a proxy, contain a statement setting out the following information:

(1)	that the member has a right to appoint a proxy;

(2)	whether or not the proxy needs to be a member;

(3)	that a member who is entitled to cast two or more votes may appoint two proxies and may specify the proportion or number of votes each proxy is appointed to exercise.

158.	Notice of adjourned meetings. When a meeting is adjourned, new notice of the resumed meeting must be given if the meeting is adjourned for one month or more.

Members’ Rights to put Resolutions etc at General Meetings

159.	Members’ resolutions. The following members may give notice of a resolution that they propose to move at a general meeting:

(a)	members with at least 5% of the votes that may be cast on the resolution; or

(b)	at least 100 members who are entitled to vote at a general meeting.

160.	The notice must:

(a)	be in writing;

(b)	set out the wording of the proposed resolution; and

(c)	be signed by the members proposing to move the resolution.

161.	Separate copies of a document setting out the notice may be used for signing by members if the wording of the notice is identical in each copy.

162.	The percentage of votes that members have is to be worked out as at the midnight before the members give the notice.

163.	Company giving notice of members’ resolutions. If the company has been given notice of a resolution under clause 159, the resolution is to be considered at the next general meeting that occurs more than two months after the notice is given.

164.	The company must give all its members notice of the resolution at the same time, or as soon as practicable afterwards, and in the same way, as it gives notice of a meeting.

165.	The company is responsible for the cost of giving members notice of the resolution if the company receives the notice in time to send it out to members with the notice of meeting.

166.	The members requesting the meeting are jointly and individually liable for the expenses reasonably incurred by the company in giving members notice of the resolution if the company does not receive the members’ notice in time to send it out with the notice of meeting. At a general meeting, the company may resolve to meet the expenses itself.

167.	The company need not give notice of the resolution:

(a)	if it is more than 1,000 words long or defamatory; or

(b)	if the members making the request are to bear the expenses of sending the notice out, unless the members give the company a sum reasonably sufficient to meet the expenses that it will reasonably incur in giving the notice.

168.	Members’ statements to be distributed. Members may request the company to give to all its members a statement provided by the members making the request about:

(a)	a resolution that is proposed to be moved at a general meeting; or

(b)	any other matter that may be properly considered at a general meeting.

169.	The request must be made by members with at least 5% of the votes that may be cast on there solution.

170.	The request must be:

(a)	in writing;

(b)	signed by the members making the request; and

(c)	given to the company.

171.	Separate copies of a document setting out the request may be used for signing by members if the wording of the request is identical in each copy.

172.	The percentage of votes that members have is to be worked out as at the midnight before the request is given to the company.

173.	After receiving the request, the company must distribute to all its members a copy of the statement at the same time, or as soon as practicable afterwards, and in the same way, as it gives notice of a general meeting.

174.	The company is responsible for the cost of making the distribution if the company receives the statement in time to send it out to members with the notice of meeting.

175.	The members making the request are jointly and individually liable for the expenses reasonably incurred by the company in making the distribution if the company does not receive the statement in time to send it out with the notice of meeting. At a general meeting, the company may resolve to meet the expenses itself.

176.	The company need not comply with the request:

(a)	if the statement is more than 1,000 words long or defamatory; or

(b)	if the members making the request are responsible for the expenses of the distribution, unless the members give the company a sum reasonably sufficient to meet the expenses that it will reasonably incur in making the distribution.

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Holding Meetings of Members

177.	Time and place for meetings of members. A meeting of the members must be held at a reasonable time and place.

178.	Technology. The company may hold a meeting of its members at two or more venues using any technology that gives the members as a whole a reasonable opportunity to participate.

179.	Quorum. The quorum for a meeting of the members is two members (except where it is a sole member company) and the quorum must be present at all times during the meeting.

180.	In determining whether a quorum is present, count individuals attending as proxies or body corporate representatives. However, if a member has appointed more than one proxy or representative, count only one of them. If an individual is attending both as a member and as a proxy or body corporate representative, count them only once.

181.	A meeting of the members that does not have a quorum present within 30 minutes after the time for the meeting set out in the notice of meeting is adjourned to the date, time and place the directors specify. If the directors do not specify one or more of those things, the meeting is adjournedto:

(a)	if the date is not specified, the same day in the nextweek;

(b)	if the time is not specified, the same time; and

(c)	if the place is not specified, the same place.

182.	If no quorum is present at the resumed meeting within 30 minutes after the time for the meeting, the meeting is dissolved.

183.	Attendance of directors. All directors are entitled to attend and speak at meetings of members, even though they may not be shareholders.

184.	Chairing meetings of members. The directors may elect an individual to chair meetings of the members.

185.	The directors at a meeting of the members must elect an individual present to chair the meeting (or part of it) if an individual has not already been elected by the directors to chair it or, having been elected, is not available to chair it, or declines to act, for the meeting (or part of the meeting).

186.	The members at a meeting of the members must elect a member present to chair the meeting (or part of it) if:

(a)	a chair has not previously been elected by the directors to chair the meeting; or

(b)	a previously elected chair is not available, or declines to act, for the meeting (or part of the meeting).

187.	The chair must adjourn a meeting of the members if the members present with a majority of votes at the meeting agree or direct that the chair must do so.

188.	Auditor’s right to be heard at general meetings. The company’s auditor is entitled to attend any general meeting.

189.	The auditor is entitled to be heard at the meeting on any part of the business of the meeting that concerns the auditor in their capacity as auditor.

190.	The auditor is entitled to be heard even if:

(a)	the auditor retires at the meeting; or

(b)	the meeting passes a resolution to remove the auditor from office.

191.	The auditor may authorise a person in writing as their representative for the purpose of attending and speaking at any general meeting.

192.	Adjourned meetings. A resolution passed at a meeting resumed after an adjournment is passed on the day it was passed.

193.	Business at adjourned meetings. Only unfinished business is to be transacted at a meeting resumed after an adjournment.

Proxies and Body Corporate Representatives

194.	Who can appoint a proxy? A member who is entitled to attend and cast a vote at a meeting of the members may appoint an individual or a body corporate as the member’s proxy to attend and vote for the member (if the member is entitled to vote) at the meeting. Signpost: a body corporate may appoint a representative to exercise the powers that the body corporate may exercise as the member’s proxy, see clause 215.

195.	The appointment may specify the proportion or number of votes that the proxy may exercise.

196.	Each member may appoint a proxy. If the member is entitled to cast two or more votes at the meeting, they may appoint two proxies. If the member appoints two proxies and the appointment does not specify the proportion or number of the member’s votes each proxy may exercise, each proxy may exercise half of the votes.

197.	Disregard any fractions of votes resulting from the application of clauses 195 or 196.

198.	Rights of proxies. A proxy appointed to attend and vote for a member has the same rights as the member:

(a)	to speak at the meeting;

(b)	to vote (but only to the extent allowed by the appointment); and

(c)	to join in a demand for a poll.

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199.	Effect of member’s presence on proxy’s authority. Unless the member withdraws the proxy, the member’s presence at a meeting does not suspend the proxy’s authority to speak and vote for the member at the meeting.

200.	Company sending appointment forms or lists of proxies must send to all members. If the company sends a member a proxy appointment form for a meeting or a list of persons willing to act as proxies at a meeting:

(a)	if the member requested the form or list, the company must send the form or list to all members who ask for it and who are entitled to appoint a proxy to attend and vote at the meeting; or

(b)	otherwise, the company must send the form or list to all its members entitled to appoint a proxy to attend and vote at the meeting.

201.	Appointing a proxy. An appointment of a proxy is valid if it is signed by the member making the appointment and contains the following information:

(a)	the member’s name and address;

(b)	the company’s name;

(c)	the proxy’s name or the name of the office held by the proxy;

(d)	the meetings at which the appointment may be used.

202.	An instrument appointing a proxy shall be in the following form or in a form that is as similar to the following form as the circumstances allow:

PROXY FORM

(Name of Company)

I/we [names(s)] of [address], being a member/members of the company, hereby appoint [name] of [address] or, in his/her absence, [name] of [address], if no person is named, the chairman of the meeting, as my/our proxy to vote for me/us on my/our behalf at the *AGM *Extraordinary General Meeting *Special General Meeting of the company to be held on [date] and at any adjournment of that meeting.

If *I/we have appointed two persons as proxies, each is entitled to vote in respect of the following proportions of *my/our voting rights.

1. Proportion of voting rights (%) .

2. Proportion of voting rights (%) .

[If desired, specify here the manner in which the proxy is to vote in respect of one or more particular resolutions]

If there is only one resolution, this form is to be used *in favour of *against the resolution [strike out whichever is not desired].

If there is more than one resolution, identify the resolution:

1. [insert resolution]

For [  ]   Against [  ]   [Place a mark in the appropriate box]

2. [insert resolution]

For [  ]    Against [  ]   [Place a mark in the appropriate box]

[Should the member not wish to direct the proxy how to vote, the proxy may vote or abstain from voting as the proxy thinks fit]

Dated: [date]      Signed: [signature]        *Strike out whichever is not desired. To be inserted if desired.

203.	An appointment may be a standing one.

204.	An appointment is valid even if it contains only some of the information required by clause 201.

205.	An undated appointment is taken to have been dated on the day it is given to the company.

206.	An appointment may specify the way the proxy is to vote on a particular resolution. If it does:

(a)	the proxy need not vote on a show of hands, but if the proxy does so, the proxy must vote that way;

(b)	if the proxy has two or more appointments that specify different ways to vote on the resolution, the proxy must not vote on a show of hands;

(c)	if the proxy is the chair, the proxy must vote on a poll, and must vote that way; and

(d)	if the proxy is not the chair, the proxy need not vote on a poll, but if the proxy does so, the proxy must vote that way.

207.	If a proxy is also a member, the preceding clause does not affect the way that the person can cast any votes they hold as a member.

208.	An appointment does not have to be witnessed.

209.	A later appointment revokes an earlier one if both appointments could not be validly exercised at the meeting.

210.	Documents to be received by company before meeting. For an appointment of a proxy for a meeting of the members to be effective, the following documents must be received by the company at least 48 hours before the meeting (or such lesser period as the directors decide):

(a)	the proxy’s appointment;

(b)	if the appointment is signed by the appointor’s attorney, the authority under which the appointment was signed or a certified copy of the authority.

211.	Documents received following adjournment of meeting. If a meeting of the members has been adjourned, an appointment and any authority received by the company at least 48 hours before the resumption of the meeting are effective for the resumed part of the meeting.

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212.	Receipt of documents. The company receives an appointment authority when it is received at any of the following:

(a)	the company’s registered office;

(b)	a fax number at the company’s registered office;

(c)	a place, fax number or e-mail address specified for the purpose in the notice of meeting.

213.	Validity of proxy vote. A proxy who is not entitled to vote on a resolution as a member may vote as a proxy for another member who can vote if their appointment specifies the way they are to vote on the resolution and they vote that way.

214.	Proxy vote valid even if member dies, revokes appointment etc. Unless the company has received written notice of the matter before the start or resumption of the meeting at which a proxy votes, a vote cast by the proxy will be valid even if, before the proxy votes:

(a)	the appointing member dies;

(b)	the member is mentally incapacitated;

(c)	the member revokes the proxy’s appointment;

(d)	the member revokes the authority under which the proxy was appointed by a third party; or

(e)	the member transfers the share in respect of which the proxy was given.

215.	Body corporate representative. A body corporate may appoint an individual as a representative to exercise all or any of the powers the body corporate may exercise:

(a)	at meetings of the members;

(b)	at meetings of creditors or debenture holders; or

(c)	relating to resolutions to be passed without meetings.

216.	The appointment may be a standing one.

217.	The appointment may set out restrictions on the representative’s powers. If the appointment is to be by reference to a position held, the appointment must identify the position.

218.	A body corporate may appoint more than one representative but only one representative may exercise the body’s powers at any one time.

219.	Unless otherwise specified in the appointment, the representative may exercise, on the body corporate’s behalf, all of the powers that the body could exercise at a meeting or in voting on are solution.

Voting at Meetings of Members

220.	How many votes a member has. Subject to any rights or restrictions attached to any class of shares, at a meeting of members:

(a)	on a show of hands, each member has one vote; and

(b)	on a poll, each member has one vote for each share they hold.

221.	Unless otherwise specified in the appointment, a body corporate representative has all the powers that a body corporate has as a member (including the power to vote on a show of hands).

222.	Chair’s casting vote. The chair has a casting vote, and also, if they are a member, any vote they have in their capacity as a member.

223.	Jointly held shares. If a share is held jointly and more than one member votes in respect of that share, only the vote of the member whose name appears first in the register of members counts.

224.	Objections to right to vote. A challenge to a right to vote at a meeting of the members:

(a)	may only be made at the meeting; and

(b)	must be determined by the chair, whose decision is final.

225.	Votes need not all be cast in the same way. On a poll a person voting who is entitled to two or more votes:

(a)	need not cast all their votes; and

(b)	may cast their votes in different ways.

226.	How voting is carried out. A resolution put to the vote at a meeting of the members must be decided on a show of hands unless a poll is demanded.

227.	Before a vote is taken the chair must inform the meeting whether any proxy votes have been received and how the proxy votes are to be cast.

228.	On a show of hands, a declaration by the chair is conclusive evidence of the result, provided that the declaration reflects the show of hands and the votes of the proxies received. Neither the chair nor the minutes need to state the number or proportion of the votes recorded in favour or against.

229.	The members present may demand a poll.

230.	Matters on which a poll may be demanded. A poll may be demanded on any resolution.

231.	A poll cannot be demanded on any resolution concerning:

(a)	the election of the chair of a meeting; or

(b)	the adjournment of a meeting.

232.	A demand for a poll may be withdrawn.

233.	When a poll is effectively demanded. At a meeting of the members, a poll may be demanded by:

(a)	at least 5 members entitled to vote on the resolution;

(b)	members with at least 5% of the votes that may be cast on the resolution on a poll; or

(c)	the chair.

A proxy may join in the demand for a poll.

234.	The poll may be demanded:

(a)	before a vote is taken;

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(b)	before the voting results on a show of hands are declared; or

(c)	immediately after the voting results on a show of hands are declared.

235.	The percentage of votes that members have is to be worked out as at the midnight before the poll is demanded.

236.	When and how polls must be taken. A poll demanded on a matter other than the election of a chair or the question of an adjournment must be taken when and in the manner the chair directs.

237.	A poll on the election of a chair or on the question of an adjournment must be taken immediately.

AGM

238.	Company must hold AGM. The company must hold an annual general meeting (AGM) within 18 months after its registration.

239.	The company must hold an AGM at least once in each calendar year and within 5 months after the end of its financial year.

240.	The rules in clauses 131 to 237 apply to an AGM.

241.	If the company that has only one member, it is not required to hold an AGM.

242.	Business of AGM. The business of an AGM may include any of the following, even if not referred to in the notice of meeting:

(a)	the consideration of the annual financial report, directors’ report and auditor’s report;

(b)	the election of directors;

(c)	the appointment of the auditor;

(d)	the fixing of the auditor’s remuneration.

243.	The company’s annual financial report, directors’ report and auditor’s report must be laid before the AGM.

244.	Questions and comments by members on company management at AGM. The chair of an AGM must allow a reasonable opportunity for the members as a whole at the meeting to ask questions about or make comments on the management of the company.

245.	Questions by members of auditors at AGM. If the company’s auditor or their representative is at the meeting, the chair of an AGM must:

(a)	allow a reasonable opportunity for the members as a whole at the meeting to ask the auditor or the auditor’s representative questions relevant to:

(1)	the conduct of the audit;

(2)	the preparation and content of the auditor’s report;

(3)	the accounting policies adopted by the company in relation to the preparation of the financial statements; and

(4)	the independence of the auditor in relation to the conduct of the audit; and

(b)	allow a reasonable opportunity for the auditor or their representative to answer written questions submitted to the auditor.

246.	If:

(a)	the company’s auditor or their representative is at the meeting; and

(b)	the auditor has prepared a written answer to a written question submitted to the auditor — the chair of the AGM may permit the auditor or their representative to table the written answer to the written question.

SHARES

Issuing Shares

247.	Power to issue bonus, partly-paid, preference and redeemable preference shares. The company may issue:

(a)	ordinary shares in the following classes: shares without any specified class (only suitable if the company does not intend to issue any other type of share), “A” class shares, “B” class shares, “C” class shares, “D” class shares, “E” class shares, “F” class shares, “G” class shares, “H” class shares, “I” class shares, employee shares, management shares, or shares in any existing class issued by the company or in any new or special class;

(b)	bonus shares;

(c)	preference shares (including redeemable preference shares) in the following classes: “J” class shares and “K” class shares, or preference shares in an existing class issued by the company or in a new or special class of preference shares; and

(d)	partly-paid shares (whether or not on the same terms for the amount of calls to be paid or the time for paying calls).

248.	Terms of issue. Subject to the Act, the company may determine:

(a)	the terms on which its shares are issued; and

(b)	the rights and restrictions attaching to the shares.

249.	Subscriber shares. Until or unless the company decides otherwise, subscriber shares are shares issued by the company which:

(a)	confer on the holder the right to one vote for each such share at all meetings on a show of hands or on every poll;

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(b)	do not confer on the holder the right to participate in any dividends;

(c)	upon a reduction of capital or in the winding up of the company, confer on the holder the right to rank in priority to all other shares for the time being in the capital of the company for repayment of the nominal capital paid on the share —

but does not confer on the holder any further right to participate in the division of any surplus assets or profits of the company.

250.	Subscriber shares may only be issued:

(a)	upon registration of the company; and

(b)	to the persons specified in the application for the company’s registration under the Act as persons who consent to become members.

251.	Subject to the Act, the next issue of shares of any class or classes after the issue of the subscriber share and payment up in full thereof shall be deemed to have been issued for the purposes of redeeming the subscriber share, provided that the proceeds of the shares so issued is at least equal to the consideration paid for the subscriber share on issue. Upon the issue of such shares, the subscriber share shall ipso facto be redeemed for the consideration paid for it and the issued capital of the company shall then stand at an amount equal to the proceeds of the shares which comprised the next issue of shares.

252.	Upon the redemption of the subscriber share in the manner provided herein, the company shall cease to be authorised to issue shares of this class.

253.	Ordinary shares. Until or unless the company decides otherwise, ordinary class shares are shares issued by the company which confer on the holder the right:

(1)	to one vote for each such share at all meetings of the company on a show of hands or on every poll;

(2)	to participate in the dividends, if any, declared in respect of that class of share;

(3)	in the winding up of the company, to repayment of capital paid upon each such share and to participate in the division of any surplus assets or profits of the company.

254.	“A” class ordinary shares. Until or unless the company decides otherwise, “A” class ordinary shares are shares issued by the company which confer on the holder the right:

(1)	to one vote for each such share at all meetings of the company on a show of hands or on every poll;

(2)	to participate in the dividends, if any, declared in respect of that class of share;

(3)	in the winding up of the company, to repayment of capital paid upon each such share and to participate in the division of any surplus assets or profits of the company.

255.	“B” class ordinary shares. Until or unless the company decides otherwise, “B” class ordinary shares are shares issued by the company which confer on the holder the right:

(1)	to one vote for each such share at all meetings of the company on a show of hands or on every poll;

(2)	to participate in the dividends, if any, declared in respect of that class of share;

(3)	in the winding up of the company, to repayment of capital paid upon each such share and to participate in the division of any surplus assets or profits of the company.

256.	“C” class ordinary shares. Until or unless the company decides otherwise, “C” class ordinary shares are shares issued by the company which:

(1)	do not confer any right to vote at any meeting of the company;

(2)	do not confer any right to dividends;

(3)	confer on the holder the right, in the winding up of the company, to repayment of capital paid upon each such share and to participate in the division of any surplus assets or profits of the company.

257.	“D” class ordinary shares. Until or unless the company decides otherwise, “D” class ordinary shares are shares issued by the company which:

(1)	confer on the holder the right to one vote for each such share at all meetings of the company on a show of hands or on every poll;

(2)	do not confer any right to dividends;

(3)	confer on the holder the right, in the winding up of the company, to repayment of capital paid upon each such share and to participate in the division of any surplus assets or profits of the company.

258.	“E”, “F”, “G”, “H” and “I” class ordinary shares. Until or unless the company decides otherwise, “E”, “F”, “G”, “H” and “I” class shares are ordinary shares issued by the company which:

(1)	do not confer any right to vote at any meeting of the company;

(2)	confer on the holder the right to participate in the dividends, if any, declared in respect of that particular class of share;

(3)	confer on the holder the right, in the winding up of the company, to repayment of capital paid upon each such share and to participate in the division of any surplus assets or profits of the company.

259.	Redeemable preference shares. Redeemable preference may beredeemable:

(a)	at a fixed time or on the happening of a particular event;

(b)	at the company’s option; or

(c)	at the shareholder’s option.

260.	Subject to the Act, redeemable preference shares may be issued on the following terms:

(1)	dividends on any redeemable preference shares are non-cumulative, unless otherwise determined with the sanction of a resolution before the issue of those shares, and dividends shall be ranked ahead in priority to all other classes of shares in the capital of the company;

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(2)	the share certificates of the company for each redeemable preference share shall specify:

(a)	the nominal value; and

(b)	the premium —

(3)	no redeemable preference shares shall confer upon its holder a right to vote at any general meeting except:

(a)	upon a proposal relating to the reduction of the share capital of the company;

(b)	upon a proposal to wind up the company;

(c)	upon a proposal that affects the rights attached to the redeemable preference shares;

(d)	during the winding up of the company —

and, in any of the foregoing events, each holder of a redeemable preference share shall have one vote for each redeemable share held and any holder may demand a poll at a meeting of the company where such holder is entitled to vote.

Other shares may not be issued to rank ahead of or pari passu with redeemable preference shares without the prior consent of the holders of at least 75% of the nominal value of all redeemable preference shares.

261.	“J” class redeemable preference shares. Until or unless the company decides otherwise, “J” class redeemable preference shares are shares issued by the company which:

(1)	do not confer any right to vote at any meeting of the company, except as provided for by clause 260(3);

(2)	confer on the holder the right to receive from the profits of the company as a first charge a non- cumulative preferential dividend at the rate determined by the directors before the first issue of any shares or share of this class;

(3)	confer on the holder the right on redemption and in a winding up and in a reduction of capital (other than a reduction pursuant to a redemption of redeemable preference shares) of the company to payment of the capital for the time being paid up thereon together any premium paid and unpaid dividends in respect thereof in priority to any other class of shares, other than “K” class redeemable preference shares, in the capital of the company, but with no further right to participate in any surplus assets or profits of the company in the event of winding up; and

(4)	are subject to the other rights and restrictions contained in clause 260.

262.	“K” class redeemable preference share shares. Until or unless the company decides otherwise, “K” class redeemable preference shares are shares issued by the company which:

(1)	do not confer any right to vote at any meeting of the company, except:

(a)	as provided for by clause 260(3); or

(b)	if the holder or holders of “K” class redeemable preference shares constitutes the only members at that time;

(2)	confer on the holder the right to participate in the dividends, if any, declared on that class of share;

(3)	confer on the holder the right on redemption and in a winding up and in a reduction of capital (other than a reduction pursuant to a redemption of redeemable preference shares) of the company to payment of the capital for the time being paid up thereon together with any premium paid and any unpaid dividends in respect thereof in priority to all other classes of shares in the capital of the company in the event of winding up; and

(4)	are subject to the other rights and restrictions contained in clause 260.

263.	Other preference shares. The company can issue only preference shares, other than “J” class redeemable preference shares and “K” class redeemable preference shares, if the rights attached to the preference shares with respect to the following matters have been approved by special resolution of the company:

(a)	repayment of capital;

(b)	participation in surplus assets and profits;

(c)	cumulative and non-cumulative dividends;

(d)	voting;

(e)	priority of payment of capital and dividends in relation to other shares or classes of preference shares.

264.	Pre-emption for existing shareholders on issue of shares in company. Before issuing shares of a particular class, the directors must offer them to the existing holders of shares of that class. As far as practicable, the number of shares offered to each shareholder must be in proportion to the number of shares of that class that they already hold.

265.	To make the offer, the directors must give the shareholders a statement setting out the terms of the offer, including:

(a)	the number of shares offered; and

(b)	the period for which it will remain open.

266.	The directors may issue any shares not taken up under the offer under clause 264 as they see fit.

267.	Where, by reason of the proportion that shares proposed to be issued bear to shares already held, some of the shares to be issued cannot be offered in accordance with clause 264, the directors may issue the shares that cannot be so offered in such manner as they think most beneficial to the company.

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268.	The company may by resolution passed at a general meeting authorise the directors to make a particular issue of shares without complying with clause 264.

269.	Brokerage or commission. The company may pay brokerage or commission to a person in respect of that person or another person agreeing to take up shares in the company provided that:

(a)	the rate or the amount of the commission paid or agreed to be paid is disclosed in the manner required by the Act; and

(b)	the commission does not exceed 10% of the price at which the shares in respect of which the commission is paid are issued.

270.	The brokerage or commission may be satisfied by a payment or, with the consent of the company in general meeting, by the issue of fully or partly paid shares, or a combination of both.

Converting Shares

271.	Conversion of shares. The company may:

(a)	convert an ordinary share into a preference share; and

(b)	convert a preference share into an ordinary share.

272.	The variation of class rights provisions will apply to the conversion.

273.	The company can convert ordinary shares into preference shares only if the holders’ rights with respect to the following matters are set out in this Constitution or have been otherwise approved by special resolution of the company:

(a)	repayment of capital;

(b)	participation in surplus assets and profits;

(c)	cumulative and non-cumulative dividends;

(d)	voting;

(e)	priority of payment of capital and dividends in relation to other shares or classes or preference shares.

274.	A share that is not a redeemable preference share when issued cannot afterwards be converted into a redeemable preference share.

275.	Resolution to convert shares into larger or smaller number. The company may convert all or any of its shares into a larger or smaller number of shares by resolution passed at a general meeting.

276.	The conversion takes effect on:

(a)	the day the resolution is passed; or

(b)	a later date specified in the resolution.

277.	Any amount unpaid on shares being converted is to be divided equally among the replacement shares.

Redemption of Redeemable Preference Shares

278.	Redemption must be in accordance with terms of issue. The company may redeem redeemable preference shares only on the terms on which they are on issue. On redemption, the shares are cancelled.

279.	The preceding clause does not affect the terms on which redeemable preference shares may be cancelled under a reduction of capital or a share buy-back.

280.	Other requirements about redemption. The company may only redeem redeemable preference shares:

(1)	if the shares are fully paid-up; and

(2)	(a)	out of profits; or

(b)	out of the proceeds of a new issue of shares made for the purpose of the redemption.

281.	The holder must deliver to the company:

(a)	the redeemable preference share certificate; or

(b)	if the share certificate has been lost or destroyed in circumstances not giving rise to any alienation of the redeemable preference share, a statutory declaration made by the holder, or, where the holder is a body corporate, by its authorised officer, setting out the circumstances of its loss or destruction.

Variation of Class Rights

282.	Varying and cancelling class rights. The rights attached to shares in a class of shares may be varied or cancelled only:

(a)	by special resolution passed at a meeting of the class of members holding shares in the class; or

(b)	with the written consent of members with at least 75% of the votes in the class.

283.	The company must give written notice of the variation or cancellation to the members of the class within 7 days after the variation or cancellation is made.

284.	The provisions of this Constitution relating to general meetings apply so far as they are capable of application and mutatis mutandis to every such separate meeting except that:

(a)	where the company has only a sole member, a quorum is constituted by that member but otherwise shall be constituted by two persons who, between them, hold or represent by proxy one-third of the issued shares of the class; and

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(b)	any holder of shares of the class, present in person or by proxy, may demand a poll.

285.	Certain actions taken to vary rights etc. If the shares in a class of shares in the company are divided into further classes, and after the division the rights attached to all of those shares are not the same, then:

(a)	the division is taken to vary the rights attached to every share that was in the class existing before the division; and

(b)	members who hold shares to which the same rights are attached after the division form a separate class.

286.	If the rights attached to some of the shares in a class of shares in the company are varied,then:

(a)	the variation is taken to vary the rights attached to every other share that was in the class existing before the variation; and

(b)	members who hold shares to which the same rights are attached after the variation form a separate class.

287.	Company with one class of shares issuing new class of shares. If the company has only one class of shares and issues new shares, then the issue is taken to vary the rights attached to shares already issued if:

(a)	the rights attaching to the new shares are not the same as the rights attached to shares already issued; and

(b)	those rights are not provided for in this Constitution.

288.	If the company issues new preference shares that rank equally with existing preference shares, then the issue is taken to vary the rights attached to the existing preference shares unless the issue is authorised by:

(a)	the terms of issue of the existing preference shares; or

(b)	this Constitution as in force when the existing preference shares were issued.

289.	Variation, cancellation or modification with unanimous support of class. If the members in a class all agree (whether by resolution or written consent) to the variation, cancellation or modification, it takes effect:

(a)	if no later date is specified in the resolution or consent, on the date of the resolution or consent; or

(b)	on a later date specified in the resolution or consent.

PARTLY-PAID SHARES

Calls on Shares

290.	Liability on partly-paid shares. If shares in the company are only partly-paid, the members are liable to pay calls on the shares in accordance with the terms on which the shares are on issue.

291.	The joint holders of a share are jointly and severally liable to pay all calls in respect of the share.

292.	The directors may make calls upon the members in respect of any money unpaid on the shares of the members.

293.	A member is required, within 14 days of receiving notice for payment, to pay the amount to the company on the date and place specified in the notice.

294.	The directors may revoke or postpone a call.

295.	The non-receipt of a notice of a call by or the accidental omission to give notice of a call to a member does not invalidate the call.

296.	A call is deemed to have been made at the time when the resolution of the directors authorising the call was passed and may be required to be paid by instalments.

297.	If a sum called in respect of a share is not paid before or on the day appointed for payment of the sum, the person from whom the sum is liable for interest on the sum from the day appointed for payment until the date of payment at the rate fixed by the directors under clause 394, unless they waive payment of such interest.

298.	Any sum that, by the terms of issue of a share, becomes payable on issue of shares or at any fixed date, whether by instalment or otherwise and whether on account of the nominal value of the share or by way of premium, shall for the purposes of this Constitution be deemed to be a call duly made and payable on the date on which by the terms of issue the sum becomes payable, and, in case of non-payment, the provisions of this Constitution dealing with the payment of interest and expenses, forfeiture, etc, apply as if the sum had become payable by virtue of a call duly made and notified.

299.	The directors may, on the issue of shares, differentiate between the holders as to the amount of calls to be paid and the times of payment.

300.	The directors may accept from a member the whole or a part of the amount unpaid on a share although no part of that amount has been called up.

301.	The directors may authorise payment by the company of interest upon the whole or any part of an amount so accepted until the amount becomes payable, at a rate from time to time fixed pursuant to clause 394 by the directors.

302.	A member is not entitled to receive any dividend unless all calls and other sums presently payable by the member in respect of shares in the company have been paid.

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303.	Proof of debt in legal proceeding. In a proceeding for the recovery of any money due for any call, proof that:

(a)	the name of the member sued is entered in the register of members as the holder or one of the holders of the shares in respect of which the debt accrued;

(b)	the resolution making the call is duly recorded in the minutes; and

(c)	notice of the call was duly given to the member in accordance with this Constitution —

is conclusive evidence of the debt, and it shall not be necessary to prove the appointment of the directors who made such call or any other matters whatsoever.

304.	Calls may be limited to when company is externally-administered. The members may provide by special resolution that the whole or a part of its unpaid share capital may be called up only if the company becomes an externally-administered body corporate.

Forfeiture of Shares

305.	If a member fails to pay a call or instalment on the day appointed for payment of the call or instalment, the directors may serve a notice on him requiring payment of so much of the call or instalment as is unpaid, together with any interest that has accrued and all expenses that may have been incurred by the company by reason of such non-payment.

306.	The notice must:

(a)	name a place of payment and a further day (not earlier than the expiration of 14 days from the date of service of the notice) on or before which the payment required by the notice is to be made; and

(b)	state that, in the event of non-payment at or before the date appointed, the shares in respect of which the call was made will be liable to be forfeited.

307.	If the member fails to comply with the notice, then any shares in respect of which the notice has been given may, before the payment required by the notice has been made, be forfeited by a resolution of the directors to that effect.

308.	Such a forfeiture includes all dividends declared in respect of the forfeited shares and not actually paid before the forfeiture.

309.	A statement in writing declaring that the person making the statement is a director or the company secretary, and that a share in the company has been duly forfeited on a date stated in the statement, is evidence of the facts stated in the statement as against all persons claiming to be entitled to the share, unless the contrary is proved.

310.	All interest in and claims or demands against the company relating to such shares and any rights incidental thereto shall be extinguished by such forfeiture.

311.	The company may, by resolution passed at a general meeting, cancel shares that have been forfeited under the terms on which the shares are on issue.

312.	Alternatively, the company may sell the forfeited share.

313.	If a forfeited share is sold within 12 months of the date of forfeiture, then any residue remaining from the proceeds of sale after satisfaction of all money due in respect of the share, together with interest and expenses, shall, if demanded in writing, be paid to the person entitled to such share at the time of forfeiture or their legal personal representatives or assigns, or as they may direct.

314.	A person whose shares have been cancelled or forfeited ceases to be a member in respect of the cancelled or forfeited shares, but remains liable to pay to the company any amount that, at the date of cancellation or forfeiture, was payable by the member to the company in respect of the shares (including interest at a rate fixed by the directors under clause 394 from the date of forfeiture on the money for the time being unpaid and any expenses incurred by the company by reason of such non-payment if the directors think fit to enforce payment of such interest and expenses).

315.	The company may receive the consideration (if any) given for a forfeited share on any sale or other disposition of the share and may execute a transfer of the share in favour of the person to whom the share is sold or otherwise disposed of.

316.	Upon the execution of the transfer, the transferee is entitled to be registered as the holder of the share.

317.	The title of the transferee is not affected by any irregularity or invalidity in connection with the forfeiture, sale or disposal of the share.

318.	Clauses 305 to 317 apply in the case of non-payment of any sum that, by the terms of issue of a share, becomes payable at a fixed time as if that sum had been payable by virtue of a call duly made and notified.

COMPANY’S LIEN AND OTHER RIGHTS

319.	The company has a first and paramount lien on:

(a)	every share for all money (whether presently payable or not) called or payable at a fixed time in respect of that share; and

(b)	all shares registered in the name of a member (whether solely or jointly with others) for all money presently payable by him or her legal personal representative or its liquidator either alone or jointly with any other person, to the company —

together with interest at a rate fixed by the directors under clause 394 and all expenses incurred by the company by reason of any non-payment.

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320.	The company’s lien (if any) on a share extends to all dividends payable in respect of the share.

321.	The directors may at any time exempt a share wholly or in part from the provisions of clause 319.

322.	Subject to the next clause, the company may sell, in such manner as the directors think fit, any shares on which the company has a lien.

323.	A share on which the company has a lien is not to be sold unless:

(a)	a sum in respect of which the lien exists is presently payable; and

(b)	the company has, not less than 14 days before the date of the sale, given to the registered holder for the time being of the share or the person entitled to the share by reason of the death or bankruptcy or liquidation of the registered holder a notice in writing setting out, and demanding payment of, such part of the amount in respect of which the lien exists as is presently payable.

324.	The company is to register the purchaser as the holder of the shares comprised in any such transfer and the purchaser is not bound to see to the application of the purchase money.

325.	The title of the purchaser to the shares is not affected by any irregularity or invalidity in connection with the sale.

326.	The proceeds of a sale mentioned in clause 322 are to be applied by the company in payment of such part of the amount in respect of which the lien exists as is presently payable, and the balance (if any) shall (subject to any like lien for sums not presently payable that existed upon the shares before the sale) be paid to the person entitled to the shares at the date of the sale.

327.	Lien for taxes. Where by reason of the death of a member or the non-payment of any income tax, other tax, estate, probate, succession, death, stamp or other duty or other operation of any law the company is or may be liable to make payment to any government or taxing authority in respect of shares held either jointly or separately by any member or members:

(a)	the company shall be fully indemnified as to such liability by the member, their legal personal representative or the liquidator of the member;

(b)	the company may deduct an amount equal to all moneys paid or payable by the company in respect of such shares under or in consequence thereof together with interest at a rate fixed by the directors under clause 394 from any dividend or other moneys payable to the member, their legal personal representative or its liquidator;

(c)	the company has and may exercise the lien provided in clause 319 for all moneys paid or payable by the company in respect of such shares, together with interest at a rate fixed by the directors under clause 394;

(d)	the company may recover as a debt due by the member or his or her legal personal representative or its liquidator to the company all moneys paid or payable in respect of any such liability together with interest at a rate fixed by the directors under clause 394 from the time of the payment of such moneys until the time of repayment;

(e)	the company may pursue all other legal remedies available to it for the recovery of any moneys due together with the rights provided in this clause; and

(f)	every member agrees to bind that member, his or her legal personal representative or its liquidator and to submit to the legislative power and jurisdiction imposing that liability upon the company.

328.	Nothing in the preceding clauses affects any other right or remedy which the company may possess.

CAPITALISATION OF PROFITS AND DIVIDENDS

Capitalisation of Profits

329.	Capitalisation of profits. The company may capitalise profits, but the company may not pass such a resolution unless the resolution has been recommended by the directors.

330.	The capitalisation need not be accompanied by the issue of shares.

Dividends

331.	Circumstances in which dividends may be paid. Subject to the terms on which shares in the company are on issue, the directors may pay dividends as they see fit. However, the company must not pay a dividend unless:

(a)	its assets exceed its liabilities immediately before the dividend is declared and the excess is sufficient for the payment of the dividend;

(b)	the payment of the dividend is fair and reasonable to the shareholders as a whole; and

(c)	the payment of the dividend does not materially prejudice its ability to pay its creditors.

Assets and liabilities are to be calculated for the purposes of this clause in accordance with accounting standards in force at the relevant time.

332.	Other provisions about paying dividends. The directors may determine that a dividend is payable and fix:

(a)	the amount;

(b)	the time for payment; and

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(c)	the method of payment.

333.	The methods of payment may include the payment of cash, the issue of shares, the grant of options and the transfer of assets.

334.	Interest on dividends. Interest is not payable on a dividend.

TITLE TO, AND TRANSFER OF, SHARES

Generally

335.	Share certificates. A person whose name is entered as a member in the register of members is entitled without payment to receive a certificate in respect of the share, but, in respect of a share or shares held jointly by several persons, the company is not bound to issue more than one certificate.

336.	Delivery of a certificate for a share to one of several joint holders is sufficient delivery to all such holders.

337.	Loss or destruction of certificate. If a share certificate or other document of title to shares, debentures or prescribed interests is defaced, lost or destroyed, then the company will issue a duplicate certificate or document to the registered holder if the registered holder complies with:

(a)	the requirements of the Act; and

(b)	any requirements made by the directors.

Transfer of Shares

338.	Subject to this Constitution, a member may transfer all or any shares by instrument in writing in any usual or common form or in any other proper written form that the directors approve.

339.	The instrument of transfer must be executed by or on behalf of both the transferor and the transferee.

340.	No member is entitled to transfer any shares except in accordance with the procedure described in clauses 341 to 354.

341.	A member wishing to sell any shares (“the selling member”) must give a notice (“the notice of transfer”) to the company secretary containing an irrevocable offer to sell, and stating the number and class of shares which the member wishes to sell and the price which the member is willing to accept for them.

342.	Every notice of transfer shall constitute the company as the agent of the selling member for the sale of such shares to the remaining shareholders at a fair price.

343.	A notice of transfer is not revocable except with the sanction of the directors unless the fair price is determined as hereinafter provided at a price lower than the price nominated by the selling member, in which case the selling member may revoke the notice of transfer by notice in writing to the company within 7 days after the selling member receives notice of the determination of the fair price.

344.	The company secretary must send a copy of the notice of transfer to each of the other members, specifying a date (being 10 days after the receipt of the notice of transfer) on or before which offers to purchase the shares will be received.

345.	If on or before that date a member is willing to purchase all or any of the shares referred to in the notice of transfer at:

(a)	the price nominated by the selling member; or

(b)	the fair price —

then upon payment of such price the selling member shall be bound to transfer the share or shares to the purchasing member.

346.	If more than one member expresses interest in purchasing the shares, then the directors must apportion the shares in proportion to the number of shares already held by the purchasing members.

347.	If the fair price is determined at a price higher than the price nominated by the selling member any member who has given notice of their willingness to purchase may elect not to continue with the purchase by notice in writing to the selling member within 7b days after they receive notice of the determination of the fair price.

348.	If the selling member defaults in executing the form of transfer of such shares as offered after the nominated or the fair price has been offered by a purchasing member, the company shall receive such price and execute a valid transfer for and on behalf of the selling member and register such transfer whilst holding the purchase money in trust for the selling member.

349.	Upon entry of the purchasing member’s name in the register:

(a)	the validity of the title of the purchaser shall not be challenged; and

(b)	the moneys received and held by the company shall be a full and final discharge to the purchaser.

350.	The selling member shall on transfer be bound to deliver up the certificate for the those shares and on such delivery shall be entitled to receive the purchase money without interest.

351.	If after the expiration of that 10 day period the company:

(a)	does not find a purchasing member; or

(b)	fails to give notice to the selling member of such purchasing member —

then the selling member may within 90 days of the service of the notice of transfer sell such of the shares as are then unsold and execute a transfer of the unsold shares to any person at any price not less than the higher of the price nominated by the selling member or any fair price previously determined.

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352.	The company must retain every instrument of transfer after its registration.

353.	What is a “fair price”? Should a dispute arise as to a “fair price” between:

(a)	the company and the selling member; or

(b)	the selling member and any purchaser —

then the fair price is to be calculated by:

(i)	a chartered accountant acceptable to both parties; or

(ii)	failing agreement as to an acceptable chartered accountant, by a chartered accountant selected by the auditors (if any) of the company —

on the statement of assets and liabilities of the company as set forth in the last preceding balance sheet.

354.	If there are no such auditors, then the fair price is to be determined by the nominee of the President for the time being of the Institute of Chartered Accountants in Australia. In so acting, the chartered accountant or auditors are deemed to be acting as experts and not as arbitrators.

355.	The rules in clauses 341 to 354 may be varied by special resolution and various classes of members may, subject to the Act, be given preferential rights as to the purchase of such shares.

356.	A person transferring shares remains the holder of the shares until the transfer is registered and the name of the person to whom they are being transferred is entered in the register of members in respect of the shares.

357.	Transfers to spouses, children or grandchildren. Notwithstanding clauses 341 to 354, the directors may permit a member to transfer any shares to that member’s spouse, domestic partner, child or grandchild and, subject to this Constitution, the company is bound to register the transfer upon proof that the proposed transferee is, in fact, the member’s spouse, domestic partner, child or grandchild.

Transmission of Shares

358.	Transmission of shares on death where shares not held jointly. If a shareholder who does not own shares jointly dies, the company will recognise only the personal representative of the deceased shareholder as being entitled to the deceased shareholder’s interest in the shares.

359.	If the personal representative gives the directors the information they reasonably require to establish the representative’s entitlement to be registered as holder of the shares:

(1)	the personal representative may:

(a)	by giving a written and signed notice to the company, elect to be registered as the holder of the shares; or

(b)	by giving a completed transfer form to the company, transfer the shares to another person; and

(2)	the personal representative is entitled, whether or not registered as the holder of the shares, to the same rights as the deceased shareholder.

360.	On receiving an election under clause 359(1)(a), the company must register the personal representative as the holder of the shares.

361.	A transfer under clause 359(1)(b) is subject to the same rules (for example, about entitlement to transfer and registration of transfers) as apply to transfers generally.

362.	The estate of the deceased shareholder is not released from any liability in respect of the shares.

363.	Transmission of shares on death where shares held jointly. If a shareholder who owns shares jointly dies, then the company will recognise only the survivor as being entitled to the deceased shareholder’s interest in the shares.

364.	The estate of the deceased shareholder is not released from any liability in respect of the shares.

365.	Transmission of shares on bankruptcy. If a person entitled to shares because of the bankruptcy of a shareholder gives the directors the information they reasonably require to establish the person’s entitlement to be registered as holder of the shares, the person may:

(a)	by giving a written and signed notice to the company, elect to be registered as the holder of the shares; or

(b)	by giving a completed transfer form to the company, transfer the shares to another person.

366.	On receiving an election under clause 365(a), the company must register the person as the holder of the shares.

367.	A transfer under clause 365(b) is subject to the same rules (for example, about entitlement to transfer and registration of transfers) as apply to transfers generally.

368.	This has effect subject to the Bankruptcy Act 1966.

369.	Transmission of shares on mental incapacity. If a person entitled to shares because of the mental incapacity of a shareholder gives the directors the information they reasonably require to establish the person’s entitlement to be registered as the holder of the shares:

(1)	the person may:

(a)	by giving a written and signed notice to the company, elect to be registered as the holder of the shares; or

(b)	by giving a completed transfer form to the company, transfer the shares to another person; and

(2)	the person is entitled, whether or not registered as the holder of the shares, to the same rights as the shareholder.

370.	On receiving an election under clause 369(1)(a), the company must register the person as the holder of the shares.

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371.	A transfer under clause 369(1)(b) is subject to the same rules (for example, about entitlement to transfer and registration of transfers) as apply to transfers generally.

Refusal etc to Register Transfers or Transmissions

372.	Refusal to register transfer or transmission. The directors are not required to register a transfer or transmission of shares in the company unless:

	(a)	the transfer and any share certificate have been lodged at the company’s registered office;

	(b)	any fee payable on registration of the transfer has been paid;

	(c)	the directors have been given any further information they reasonably require to establish the right of the person transferring the shares to make the transfer.

373.	The directors may refuse to register a transfer of shares in the company if:

	(a)	the shares are not fully-paid; or

	(b)	the company has a lien on the shares.

374.	The directors may also refuse to register a transfer of shares in the company for any reason.

375.	If the company refuses to register a transfer of any shares in, debentures of, or interests made available by, the company, it shall, within two months after the date on which the transfer was lodged with it, send to the transferee notice of the refusal.

376.	Suspension of registration. The directors may suspend registration of transfers of shares in the company at the times and for the periods they determine. The periods of suspension must not exceed 30 days in any one calendar year.

TRANSACTIONS AFFECTING CAPITAL

377.	The provisions of the Act relating to reductions in capital apply to the company as if they formed part of this Constitution.

EXECUTION OF DOCUMENTS

378.	Execution of documents without a seal. The company may execute a document without using a common seal if the document is signed by:

	(a)	2 directors;

	(b)	a director and the company secretary; or

	(c)	for the company that has a sole director who is also the sole company secretary, that director.

379.	Execution under seal. If the company has a seal and/or a share seal:

	(a)	the directors shall provide for its safe custody;

	(b)	it may only be used only with the authority of the directors or the managing director, or of a committee of the directors authorised by the directors to authorise the use of the seal.

380.	The company also may execute a document if the seal is fixed to the document and the fixing of the seal is witnessed by:

	(a)	2 directors;

	(b)	a director and the company secretary; or

	(c)	if the director has a sole director who is also the sole company secretary, that director.

381.	The company may execute a document as a deed if the document is expressed to be executed as a deed and is executed in accordance with clauses 378 to or 380, but this does not limit the ways in which the company may execute a document (including a deed).

382.	A director may sign an instrument to which the seal of the company is affixed even though the director is interested in the contract or arrangement to which the instrument relates.

383.	Signing company documents. The company’s power to sign, discharge and otherwise deal with contracts can be exercised by a person acting with the company’s authority and on its behalf.

FINANCIAL REPORT AND AUDIT

384.	Obligation to keep financial records. The company must keep written financial records which:

	(a)	correctly record and explain its transactions and financial position and performance;

	(b)	would enable true and fair financial statements to be prepared and audited; and

	(c)	comply with the requirements of the Act.

385.	Audit. A properly qualified auditor or auditors is to be appointed to examine the financial records.

386.	Nomination of auditors. The company is not entitled to appoint a person or a firm as auditor at its AGM, not being a meeting at which an auditor is removed from office, unless notice in writing of his, her or its nomination as auditor was given to the company by a member:

	(a)	before the meeting was convened; or

	(b)	not less than 21 days before the meeting.

387.	Annual financial reporting to members. The company must report to members for a financial year by either:

	(a)	sending members copies of:

(1)	the financial report for the year; and

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(2) the directors’ report for the year; and

(3) the auditor’s report on the financial report; or

	(b)	sending members a concise report for the year that complies with clause 388.

388.	Concise report. A concise report for a financial year consists of:

	(a)	a concise financial report for the year drawn up in accordance with accounting standards made for the purposes of this clause; and

	(b)	the directors’ report for the year; and

	(c)	a statement by the auditor:

(1) that the financial report has been audited; and

(2) whether, in the auditor’s opinion, the concise financial report complies with the accounting standards made for the purposes of paragraph (a) of this clause; and

	(d)	a copy of any qualification in, and of any statements included in, the auditor’s report on the financial report; and

	(e)	a statement that the report is a concise report and that the full financial report and auditor’s report will be sent to the member free of charge if the member asks for them.

389.	Deadline for reporting to members. The company must report to members under clause 387 by the earlier of:

	(a)	21 days before the next AGM after the end of the financial year; or

	(b)	4 months after the end of the financial year.

390.	Member’s choices for annual financial information. A member may request the company:

	(a)	not to send them the material required by clause 387; or

	(b)	to send them a full financial report and the directors’ report and auditor’s report.

391.	A request may be a standing request or for a particular financial year. However, a member is not entitled to a report for a financial year earlier than the one before the financial year in which the request is made.

392.	The time for complying with a request under clause 390(b) is:

	(a)	7 days after the request is received; or

	(b)	the deadline for reporting under clause 389 — whichever is later.

393.	A full financial report, the directors’ report and auditor’s report are to be sent free of charge unless the member has already received a copy of them free of charge.

INTEREST

394.	Interest chargeable by company. Subject to:

	(a)	the provisions of the Act; or

	(b)	a contrary resolution by the company in general meeting —

wherever in this Constitution (other than in clauses 396 to 405) a reference is made to the charging or payment of interest, the rate is 2% per annum more than the maximum overdraft rate per cent per annum from time to time chargeable by the company’s bank (or principal bank, if more than one) on loans not exceeding $100,000.00.

OFFICERS’ INDEMNITIES AND INSURANCE

395.	Indemnity. The company may, insofar as it is permitted by the Act, indemnify anyone who is, or has been, a director or company secretary or any of its subsidiaries against any liability arising directly or indirectly from the person serving or having served in that capacity:

	(a)	to any person, except for:

		(1)	a liability owed to the company or a related body corporate;

		(2)	a liability for a pecuniary penalty or compensation order made under the Act; or

		(3)	a liability that is owed to someone (other than the company or a related body corporate) which did not arise out of conduct in good faith; and

	(b)	for legal costs incurred in defending a proceeding for liability incurred as a director or company secretary or any of its subsidiaries if the costs are not incurred:

		(1)	in defending or resisting proceedings in which the person is found to have a liability for which they could not be indemnified under paragraph (a);

		(2)	in defending or resisting criminal proceedings in which the person is found guilty;

		(3)	in defending or resisting proceedings brought by ASIC or a liquidator for a court order if the grounds for making the order are found by the court to have been established; or

		(4)	in connection with proceedings for relief to the person under the Act in which the court denies the relief.

Paragraph (b)(3) does not apply to costs incurred in responding to actions brought by ASIC or a liquidator as part of an investigation before commencing proceedings for the court order.

396.	Insurance. The company may, insofar as it is permitted by the Act, procure and obtain professional indemnity insurance or cover, or pay or agree to pay a premium for such insurance, for a person who is, or has been, a director or company secretary against any liability:

	(a)	arising directly or indirectly from the person serving or having served in that capacity including, but not limited to, a liability for negligence except where the liability arises out of:

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(1) conduct involving a wilful breach of duty in relation to the company; or

(2) a contravention of sections 182 or 183 of the Act dealing with improper use of position or information; or

(b) for legal costs and expenses incurred in defending proceedings, whether civil or criminal and whatever their outcome.

397.	Other officers. Nothing in clauses 395 or 396 limits the powers of the company, to the extent permitted by the Act, to indemnify or insure other officers of the company.

398.	Document containing indemnity or insurance. The directors meeting may authorise the company to, and the company may, enter into any document containing an indemnity in favour of, or insurance policy for the benefit of, a person who may be indemnified or insured by the company, on such terms as the directors approve and, in particular, that applies to acts or omissions before or after the time of entering into the indemnity or policy.

399.	The benefit of a deed of indemnity or similar document containing an indemnity, continues according to the terms of the deed or document, even if the terms of the preceding clause are amended, repealed or modified, in respect of a liability arising out of acts or omissions occurring before the amendment, repeal or modification.

MINUTES

400.	The company must keep minute books in which it records within one month:

	(a)	proceedings and resolutions of meetings of the members;

	(b)	proceedings and resolutions of directors’ meetings (including meetings of a committee of directors);

	(c)	resolutions passed by members without a meeting;

	(d)	resolutions passed by directors without a meeting;

	(e)	if the company has only a sole director, the making of declarations by the director.

401.	The directors must ensure that the minutes of a meeting are signed within a reasonable time after the meeting by one of the following:

	(a)	the chair of the meeting;

	(b)	the chair of the next meeting.

402.	The directors must ensure that minutes of the passing of a resolution without a meeting are signed by a director within a reasonable time after the resolution is passed.

403.	If the company has only a sole director, the director must sign the minutes of the making of a declaration by the director within a reasonable time after the declaration is made.

404.	A minute that is so recorded and signed shall be evidence of the proceeding, resolution or declaration to which it relates, unless the contrary is proved.

CONFIDENTIALITY

405.	Officers, auditors, employees or agents of the company must, if required by the directors, sign a declaration pledging themselves not to reveal any information or disclose any documents:

	(a)	about the company’s transactions with its customers or clients;

	(b)	about the accounts of individuals with the company;

	(c)	which they may acquire in the discharge of their duties — except:

	(i)	when required to do so by:

(1) the Act;

(2) the directors;

(3) any general meeting;

(4) a court of law; or

(5) the person to whom such matters relate; and

	(ii)	so far as may be necessary in order to comply with any of the provisions of this Constitution.

406.	Except as provided by this Constitution and the Act, no member is entitled to any information, or to inspect any document containing any information:

	(a)	about the company’s trading;

	(b)	about any secret process, trade secret or confidential business information belonging to the company;

	(c)	which, in the opinion of the directors, would be contrary to the interests of the company to communicate to the public.

NOTICES

407.	Notice of every general meeting shall be given to:

	(a)	every member;

	(b)	every person entitled to a share in consequence of the death or bankruptcy or liquidation of a member who, but for his or her death or bankruptcy or liquidation, would be entitled to receive notice of the meeting;

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(c) the auditor (if any) for the time being of the company; and

(d) all the directors or their alternates.

408.	No other person is entitled to receive notices of general meetings.

409.	A defect in the notice given does not invalidate a meeting.

410.	If a share is held jointly, notice need only be to the joint holder whose name appears first in the register. Service of a notice on any one of several joint holders is effective service on all joint holders.

411.	A notice may be given by the company to a person entitled to a share in consequence of the death or bankruptcy or liquidation of a member by serving it on that person personally or by sending it by post addressed to that person by name, or by the title of representative of the deceased or assignee of the bankrupt or representative of the company in liquidation or by any like description, at the address (if any) supplied for the purpose by the person or, if such an address has not been supplied, at the address to which the notice might have been sent if the death or bankruptcy or liquidation had not occurred.

412.	How notice is given. The company may give the notice of meeting to a member:

(a) personally;

(b) by sending it by post to the address for the member in the register of members or the alternative address (if any) nominated by the member;

(c) by sending it to the fax number or e-mail address (if any) nominated by the member.

413.	When notice given. A notice of meeting sent by post is taken to be given 3 days after it is posted. A notice of meeting sent by fax, e-mail or other electronic means is taken to be given on the business day after it is sent.

INSPECTION OF RECORDS AND ACCOUNTS

414.	Director access. A director is entitled to inspect the records of the company at all reasonable times.

415.	Access by members. A member other than a director does not have the right to inspect any company document except as provided by this Constitution, by law or authorised by the directors or by the company in general meeting.

416.	Company or directors may allow member to inspect books. The directors, or the company by a resolution passed at a general meeting, may authorise a member to inspect the company’s books.

417.	If a person asks the company in writing to inspect a particular book of the company that the person has a right to inspect, the company must make it available within 7 days, for inspection by the person at the place where it is required to be kept.

418.	Members’ access to minutes. The company must ensure that the minute books for the meetings of its members and for resolutions of members passed without meetings are open for inspection by members free of charge.

419.	A member may ask the company in writing for a copy of:

(a) any minutes of a meeting of the members or an extract of the minutes; or

(b) any minutes of a resolution passed by members without a meeting.

420.	If the company does not require the member to pay for the copy, the company must send it within 14 days after the member asks for it.

421.	If the company requires payment for the copy, the company must send it within 14 days after the company receives the payment.

422.	Member’s copies of documents and resolutions. A member may ask the company in writing for a copy of a document or resolution lodged with the ASIC under section 246F of the Act. The company must send the copy to the member.

423.	If the company requires the member to pay for the copy, the company must send it within 7 days after the company receives the payment.

424.	If the company does not require payment for the copy, the company must send it within 7 days after the member asks for it.

425.	Members may obtain information about directors’ remuneration. The company must disclose the remuneration paid to each director of the company or a subsidiary (if any) by the company or by an entity controlled by the company if the company is directed to disclose the information by:

(a) members with at least 5% of the votes that may be cast at a general meeting of the company;or

(b) at least 100 members who are entitled to vote at a general meeting of the company.

426.	The company must disclose all remuneration paid to the director, regardless of whether it is paid to the director in relation to their capacity as director or another capacity.

427.	The company must comply with the direction as soon as practicable by:

(a) preparing a statement of the remuneration of each director of the company or subsidiary for the last financial year before the direction was given; and

(b) having the statement audited; and

(c) sending a copy of the audited statement to each person entitled to receive notice of general meetings of the company.

DISSOLUTION AND WINDING UP

428.	If the company is wound up, the liquidator may, with the sanction of a special resolution, divide among the members in kind the whole or any part of the property of the company and may for that purpose set such value as the liquidator considers fair upon any property to be so divided and may determine how the division is to be carried out as between the members or different classes of members.

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429.	The liquidator may, with the sanction of a special resolution, vest the whole or any part of any such property in trustees upon such trusts for the benefit of the contributories as the liquidator thinks fit, but so that no member is compelled to accept any share or other securities in respect of which there is any liability.

ADOPTION AND AMENDMENT OF CONSTITUTION

430.	Adoption of Constitution. The company adopts this Constitution on registration if each person specified in the application for the company’s registration as a person who consents to become a member agrees in writing to the terms of this Constitution before the application is lodged.

431.	Amendment of Constitution. The company may amend or repeal this Constitution, or a provision of this Constitution, by special resolution.

432.	Date of effect of adoption, amendment or repeal of Constitution. A special resolution adopting, amending or repealing this Constitution takes effect:

(a) if no later date is specified in the resolution, then on the date on which the resolution is passed; or

(b) on a later date specified in, or determined in accordance with, there solution.

433.	The preceding clause does not apply to the date of effect of a special resolution passed in connection with a change of name, change of type or a variation or cancellation of class rights.

434.	Company must send copy of Constitution to member. The company must send a copy of this Constitution to a member within 7 days if the member:

(a) asks the company, in writing, for the copy; and

(b) pays any fee (up to the prescribed amount) required by the company.

TRANSITIONAL

435.	Initial shareholders. The persons listed with their consent as shareholders in the application for registration of the company become shareholders on its registration.

436.	Initial directors. The persons listed with their consent as director in the application for registration of the company become directors on its registration.

437.	Incorporation expenses. The directors may pay all expenses incurred in promoting and registering the company from the assets of the company.

RESTRICTED SECURITIES

438.	Restricted Securities. If any securities of the Company are classified as restricted securities under the ASX Listing Rules:

	(a)	during the escrow period set by the restriction agreement required by the ASX in relation to those securities:

		(i)	the member who holds the restricted securities may not dispose of them; and

		(ii)	the Company must not register a transfer of the restricted securities or otherwise acknowledge a disposal of them,

except as permitted by the ASX Listing Rules or the ASX; and

	(b)	if there is a breach of the ASX Listing Rules or of the relevant restriction agreement in relation to a restricted security, the holding of that security does not entitle a member:

		(i)	to be present, speak or vote at, or be counted in the quorum for, a meeting of members; or

		(ii)	to receive any dividend or other distribution,

while the breach continues.

In this rule 29.4, dispose (and other grammatical forms of it) has the meaning given by the ASX Listing Rules.

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ASX LISTING RULES

439.	ASX Listing Rules Appendix 15A

If the Company is admitted to the Official List of the ASX, it must comply with the following:

	(a)	notwithstanding anything contained in this document, if the ASX Listing Rules prohibit an act being done, the act shall not be done;

	(b)	nothing contained in this document prevents an act being done that the ASX Listing Rules require to be done;

	(c)	if the ASX Listing Rules require an act to be done or not to be done, authority is given for that act to be done or not to be done (as the case may be);

	(d)	if the ASX Listing Rules require this document to contain a provision and it does not contain such a provision, this document is deemed to contain that provision;

	(e)	if the ASX Listing Rules require this document not to contain a provision and it contains such a provision, this document is deemed not to contain that provision; and

	(f)	if any provision of this document is or becomes inconsistent with the ASX Listing Rules, this document is deemed not to contain that provision to the extent of the inconsistency.

UNMARKETABLE PARCELS

440.	Unmarketable Parcels

	(a)	Board power of sale

The Board may sell a share that is part of an Unmarketable Parcel if it does so in accordance with this rule. The Board’s power to sell lapses if a takeover (as defined in the ASX Listing Rules) is announced after the Board gives a notice under rule 31.2 and before the Board enters into an agreement to sell the share.

	(b)	Notice of proposed sale

(i) Once in any 12-month period, the Board may give written notice to a member who holds an Unmarketable Parcel:

(ii) stating that it intends to sell the Unmarketable Parcel; and

(iii) specifying a date at least six weeks (or any lesser period permitted under the Corporations Act or the ASX Listing Rules) after the notice is sent by which the member may give the Company written notice that the member wishes to retain the holding.

(iv) If the Board’s power to sell lapses under rule 31.1, any notice given by the Board under this rule is taken never to have been given and the Board may give a new notice after the close of the offers made under the takeover.

	(c)	No sale where member gives notice

The Company must not sell an Unmarketable Parcel if, in response to a notice given by the Company under this rule 31, the Company receives a written notice that the member wants to keep the Unmarketable Parcel.

	(d)	Terms of sale

A sale of shares under this rule includes all dividends payable on and other rights attaching to them. The Company must pay the costs of the sale. Otherwise, the Board may decide the manner, time and terms of sale.

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(e)	Share transfers

For the purpose of giving effect to this rule, each Director and Secretary has power to effect or execute a transfer of a share as agent for a member who holds an Unmarketable Parcel.

(f)	Application of proceeds

The Company must:

(i) deduct any Called Amount in respect of the shares sold under this rule from the proceeds of sale and pay the balance into a separate bank account it opens and maintains for the purpose only;

(ii) hold that balance in trust for the previous holder of the shares (Divested Member);

(ii) as soon as practical give written notice to the Divested Member stating:

● what the balance is; and

● that it is holding the balance for the Divested Member while awaiting the Divested Member’s instructions and return of the certificate (if any) for the shares sold or evidence of its loss or destruction;

(iv) if the shares sold were certificated, not pay the proceeds of sale out of the trust account until it has received the certificate for them or evidence of its loss or destruction; and

(v) subject to paragraph (d), deal with the amount in the account as the Divested Member instructs.

(g)	Protections for transferee

The title of the new holder of a share sold under this rule is not affected by any irregularity in the sale. The sole remedy of any person previously interested in the share is damages which may be recovered only from the Company.

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